UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

AUGUST 21, 2006
Date of Report (Date of earliest event reported)

MORGAN CREEK ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52139	201777817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10120 S. Eastern Avenue, Suite 200, Henderson, Nevada	89052
(Address of principal executive offices)	(Zip Code)

(702) 566-1307
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02      Departure of Directors or Principal Officers; Appointment of Principal Officers

Effective on August 21, 2006, the Board of Directors (the "Board") of Morgan Creek Energy Corp (the "Company") accepted the resignations of each of Grant R. Atkins and Douglas Humphreys as directors and Executive Officers of the Company (collectively, the "Resignations") and, in conjunction therewith, accepted the consents to act as directors and/or Executive Officers of the Company from each of Thomas Alden Markham II, Blake Box, Marcus M. Johnson and William W. Bolles (collectively, the "Appointments").

As a consequence of the Board's acceptance of each of the Resignations and Appointments, the Board also, and again effective on August 21, 2006, appointed the following individuals to the following positions, executive and otherwise, within the Company:

Individual	Officer position with the Company
William W. Bolles	Chairman, President, Chief Executive Officer and Principal Executive Officer
Thomas Alden Markham II	Chief Geologist
Marcus M. Johnson	Audit Committee Member
Steve Jewett	Audit Committee Chair
D. Bruce Horton	Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer and Stock Option Plan Administrator

The following represents a brief overview of the previous five-year employment history of each of the Company's new directors and Executive Officers:

William W. Bolles: Chairman, President, Chief Executive Officer and Principal Executive Officer. Mr. Bolles has as an extensive career history in starting, developing and then guiding companies through the senior financing stage, particularly in the energy sector. He is a skilled finance executive with significant experience in the oil and gas, real estate development, telecommunications, advertising and entertainment sectors.

2.

As early as 1979, Mr. Bolles began working with major independent companies at the senior management and director level, including Petro-Tex Oil and Gas Company (later sold to Mobile Oil USA), Carothane Corporation, which funded the first-ever independent exploration of Coal-bed methane reservoirs in the Black Warrior Basin of Alabama, along with North American Energy Resources, Inc., and most recently Warwick Advisors Corporation of Houston, Texas. As senior counselor with Warwick Advisors, he advises companies on their business plans and participated in the capital structuring and fund raising processes used for fields in the Paradox Basin-Colorado, Pinedale Anticline-Wyoming, Tuscaloosa Marine Shale-Louisiana, Uinta Basin-Colorado and Bossier Sand-Texas. In 2006 he organized PetroTex Oil & Gas Co. LLC to acquire and develop leases in the Ouachita Overthrust Belt in central Texas, which could be the most significant oil and gas play left in the USA today.

Mr. Bolles has a long history of corporate finance with a creative approach to development. Among his notable achievements are starting the glossy magazine "Notorious"; establishing an independent motion picture company and serving as its associate producer; managing the Investment Banking firm Wolff Investment Group, Inc. in New York and establishing a private equity fund, the Bolles Group, LLC., in Palm Beach, Florida where he now resides. Mr. Bolles is not a director or officer of any other U.S. reporting company.

Thomas Alden Markham II: Chief Geologist and a director. Mr. Markham is a professional geologist specializing evaluations and management of oil and gas plays in the mid-continental U.S. Since receiving his Masters of Geology, Mr. Markham has focused on oil and gas plays.  He began his career working with BEPCO, ARCO and then TENNECO, acting as geologist on a wide range of projects spanning over 12 years of development on leading plays including the Pinon, Allen Hill, Brunson Ranch, J.D. Shale, Brown Bassett Extension and NYY projects. During this period, he directed 15 Ph D-level geologists and managed exploration budgets up to $21 million.

Mr. Markham has recently acted as Chief Geologist in charge of the supervision and generation of a 21,000 acre Pennsylvanian gas play in the Permian Basin. Mr. Markham was instrumental in the play's development and finalized negotiations with the Osage Tribe of Oklahoma for drilling rights on 57-quarter sections (9,120 acres). He has been an independent oil and gas geologist managing project generation and evaluation for various industry and non-industry groups primarily in the Mid Continent.

Mr. Markham has successfully drilled and completed proprietary prospects (while providing the supervision of seismic, leasing, drilling, completion, and production activities) of 88 oil and gas wells (to 10,500') in Texas, New Mexico, and Oklahoma. He was the generating geologist of a 5 TCFG overthrust play in Central Texas, he Finalized a New Mexico San Andres stratigraphic play (50 to 100 MMBO at 4,000') and a Permian Basin Devonian structural play and managed the screening and evaluation of Springer - Atoka sub-basin prospects of the Anadarko Basin (3-D).

Mr. Markham's work has been published in the American Gas Journal and he has been invited on a technical tour of the former Soviet Union to review oil and gas assets. He was also guest speaker at the American Association of Petroleum Landman's (AAPL) "Buying Oil and Gas Properties" seminar. He continues to carry out Reserve Evaluation for non-industry groups including the FDIC (Federal Deposit Insurance Corp. - Wichita and Dallas Branches) and the IRS (Internal Revenue Service). Mr. Markham is not a director or officer of any other U.S. reporting company.

3.

Blake K. Box: A Director. Mr. Box is the President and Chief Investment Officer of Shannon Investments Corporation's Strategic Advisers Group. His responsibilities include Shannon's asset allocation policies and strategies, Internet investment products, quantitative research, and investment risk management. While at Shannon, he has also been portfolio manager, Director of Investment Risk Management, Director of Quantitative Research and Head of Investment Research and Analysis. Prior to joining Shannon, he was a Vice President with a Houston-based realty group where he was responsible for quantitative investment and marketing strategies.

Mr. Box has been a shareholder with Box Brothers Holding Company since the 1980's, which owned a majority and controlling stake in publicly traded Box Energy Corporation until the death of certain of Mr. Box's relatives; whereupon the energy company was sold to Remington Oil.

From 1995 to 1999, Mr. Box was a lecturer in real estate investment strategies at regional colleges and universities. He has contributed to research publications, which have appeared in leading practitioner journals. He has obtained certifications through national investment management associations and has served on boards and executive committees for the local associations. Mr. Box is not a director or officer of any other U.S. reporting company.

Marcus Johnson: A Director. Mr. Johnson, AIA, has been active in management in both the private and public sectors as a consultant to management with an emphasis on investor relations and awareness. Mr. Johnson has performed consulting services for Intergold Corporation, now known as Lexington Resources, Inc., and Vega-Atlantic Corporation, now known as Transax International Limited. Mr. Johnson is a professional architect and a member of the American Institute of Architects. Mr. Johnson has been the professional architectural consultant of record on various commercial projects and is a consultant to Exterior Research & Design, LLC, where he is currently retained as an expert for determining architectural management standards.

Rounding out the Board of the Company are Steve Jewett and D. Bruce Horton.

At present there are no employment arrangements as between the Company and any of Messrs. Bolles, Markham, Box or Johnson.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MORGAN CREEK ENERGY CORP.
DATE: August 25, 2006.	By: "William W. Bolles" ___________________________________ William W. Bolles Chairman, President, Chief Executive Officer and Principal Executive Officer

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